UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	April 20, 2007

Healthaxis Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-13591	23-2214195

(Commission File Number)	(IRS Employer Identification No.)

7301 North State Highway 161, Suite 300, Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)

(972) 443-5000

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

(e) Following approval by both the Compensation Committee of the Board of Directors and the Board of Directors of Healthaxis Inc. (the "Company"), on April 20, 2007 the employment agreements of John M. Carradine, J. Brent Webb, Lawrence F. Thompson and Ronald K. Herbert were amended, primarily to extend the term of the agreements with these executive officers and to modify the amount of termination benefits due under the agreements for Mr. Carradine, Mr. Webb and Mr. Herbert in the event of the termination of the executive under certain circumstances. In light of the fact that each of such agreements would otherwise be expiring in the near term, the employment periods provided for in the agreements were extended and an automatic daily extension renewal feature was incorporated such that for Mr. Carradine his future employment period will always be two years, for Mr. Webb his future employment period will always be eighteen months, for Mr. Thompson his future employment period will always be one year (starting June 1, 2007), and for Mr. Herbert his future employment period will always be one year. In addition, in the event that any of the executives is terminated by the Company without "cause" or by the executive for "good reason," as those terms are defined in the agreements, in addition to the other termination benefits provided for under the agreements, the amounts of the lump sum payments due to Mr. Carradine, Mr. Webb and Mr. Herbert were modified as follows:

Mr. Carradine:	Two times annual base salary and one times the average annual bonus for the preceding three years

Mr. Webb:	1.5 times annual base salary and one times the average annual bonus for the preceding three years

Mr. Herbert:	One times annual base salary and one times the average annual bonus for the preceding three years

Mr. Thompson's agreement continues to provide for a lump sum payment of one times annual base salary and all sales commissions otherwise payable under Mr. Thompson's sales commission plan in the event Mr. Thompson is terminated by the Company without "cause" or by Mr. Thompson for "good reason." However, Mr. Thompson's employment agreement was amended to increase the apartment and car allowance associated with his commuting expense to $2,100 per month and to extend this commuting expense arrangement through December 31, 2008. Mr. Thompson's agreement was also amended to extend the minimum annual sales commissions of $50,000 to which he is entitled for each future 12-month employment period during the term of his agreement.

Following approval by the Compensation Committee and the Board of Directors, the Company also entered into an employment agreement with Roxanne Seale, Senior Vice President of Application Solutions. Ms. Seale's agreement incorporates the aforementioned automatic daily extension renewal feature and provides that Ms. Seale's future employment period will always be one year. Ms. Seale will initially be paid an annual base salary of $135,500, subject to review and increase by the Compensation Committee of the Company Board of Directors. Ms. Seale is also eligible to receive in 2007 a target bonus of 20% of her annual base salary and up to a maximum bonus of 50% of her annual base salary, based on the achievement of certain corporate level and individual management objectives. Ms. Seale is also entitled to participate in all of the Company's equity compensation plans, practices, policies and programs generally available to other senior executives of the Company and its affiliated companies. The agreement also contains non-compete and confidentiality provisions. Ms. Seale is entitled to termination benefits consistent with those extended to other senior executives of the Company in the event of her termination by the Company without "cause," or by Ms. Seale for "good reason" (as defined in the agreement), including a lump sum payment equal to one year's annual base salary and one times her average annual bonus for the preceding three years.

In addition to the foregoing changes to the Company's executive employment arrangements, on April 20, 2007 the Compensation Committee recommended and the Board of Directors approved the grant of shares of restricted stock under the Company's 2005 Stock Incentive Plan to the Company's executive officers and other key employees. These restricted stock grants are subject to a three-year vesting schedule, with 25% of the shares of restricted stock vesting immediately and 25% of the shares of restricted stock vesting on each anniversary thereafter (subject to accelerated vesting in the event of a change in control of the Company). The following number of shares of restricted stock were granted to the Company's executive officers: Mr. Carradine, 35,000 shares; Mr. Webb, 25,000 shares; Mr. Thompson, 25,000 shares; Mr. Herbert, 25,000 shares; and Ms. Seale, 25,000 shares.

The foregoing description of the terms of the amendments to the referenced employment agreements, the new employment agreement with Ms. Seale and the grant of shares of restricted stock is qualified in its entirety to the various documents effecting such terms, which are included as exhibits to this report.

Item 9.01: Financial Statements and Exhibits

Exhibit	Description

10.1	Third Amendment to Change in Control Employment Agreement between the Company and John Carradine dated April 20, 2007

10.2	Third Amendment to Change in Control Employment Agreement between the Company and Jonathan B. Webb dated April 20, 2007

10.3	First Amendment to Employment Agreement between the Company and Lawrence F. Thompson dated April 20, 2007

10.4	First Amendment to Employment Agreement between the Company and Ronald K. Herbert dated April 20, 2007

10.5	Employment Agreement between the Company and Roxanne Seale dated April 20, 2007

10.6	Form of Restricted Stock Award for Officers and Other Employees (Time Vesting) (Under the 2005 Stock Incentive Plan)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2007

HEALTHAXIS INC.

	By:	/s/ Ronald K. Herbert

Ronald K. Herbert Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Third Amendment to Change in Control Employment Agreement between the Company and John Carradine dated April 20, 2007

10.2	Third Amendment to Change in Control Employment Agreement between the Company and Jonathan B. Webb dated April 20, 2007

10.3	First Amendment to Employment Agreement between the Company and Lawrence F. Thompson dated April 20, 2007

10.4	First Amendment to Employment Agreement between the Company and Ronald K. Herbert dated April 20, 2007

10.5	Employment Agreement between the Company and Roxanne Seale dated April 20, 2007

10.6	Form of Restricted Stock Award for Officers and Other Employees (Time Vesting) (Under the 2005 Stock Incentive Plan)